UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its annual meeting on June 21, 2011, the Stockholders of China Recycling Energy Corporation (the “Company”) elected Mr. Albert McLelland, age 52, as a new member of the Board of the Directors of the Company (the “Board”) effective immediately, to replace Mr. Sean Shao, who did not stand for re-election at the 2011 stockholder’s meeting due to other personal commitments.  Mr. McLelland will also be appointed as the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee of the Board.

Mr. McLelland currently has been a Senior Managing Director for AmPac Strategic Capital, LLC since 2001. From 1991 to 2001, Mr. McLelland was a Director of Financial Advisory Services at PricewaterhouseCoopers (PwC) and was a member of the Chairman’s Key Account Management (KAM) team at PwC.  Mr. McLelland has served as the Audit Committee Chairman of China Fire & Security Group (“CFSG”) since 2008, the Audit Committee Chairman of China Housing and Land Development, Inc. (“CHLN”) since 2009 and the Audit Committee Chairman of Yanglin Soybean, Inc. (“YSYB.OB”) since 2009.

Mr. McLelland received his Master of Business Administration (MBA) degree from the University of Chicago and a Master of International Affairs from Columbia University in 1987.  Mr. McLelland received his undergraduate degree in Political Science and History from the University of South Florida in 1981 and also studied Mandarin at the National Normal University in Taiwan in 1982.  Mr. McLelland has also completed the National Association of Corporate Director’s course earning the designation of Certified Director.

Based on its investigation, the Board has determined that Mr. McLelland is “independent” under the independence requirements pursuant to the rules and regulations of NASDAQ and Rule 10A-3 under the Securities Exchange Act of 1934, and he does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on its review, the Board has also determined that Mr. McLelland qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations, and an “audit committee financial expert” as defined by Item 407 of Regulation S-K promulgated by the SEC.

In connection with the appointment, the Board has authorized the Company to provide Mr. McLelland with compensation in the amount of US $50,000 a year.

On June 27, 2011, we distributed a press release reporting the appointment of Mr. McLelland to the Board. A copy of the press release is attached as Exhibit 99.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 21, 2011, the Company held its 2011 Annual Meeting of Shareholders. A quorum was present at the meeting as required by the Fourth Amended and Restated Bylaws of the Company. The stockholders elected all of the Company’s nominated directors and approved and ratified the appointment of Goldman Kurland Mohidin, LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011. The final results of voting for the matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1: Election of Directors

The following nine individuals were elected to the Board to serve as directors until the 2012 Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

Nominees	Votes Cast For	Votes Against	Abstentions
Guohua Ku	26,869,898	8	0
Nicholas Shao	26,869,898	8	0
Timothy Driscoll	26,869,898	8	0
Albert McLelland	26,869,895	11	0
Lanwei Li	26,869,898	8	0
Dr. Robert Chanson	26,869,898	8	0
Julian Ha	26,869,895	11	0
Yilin Ma	26,869,898	8	0

Proposal 2: Approval and Ratification of the Appointment of Goldman Kurland Mohidin LLP as the Company’s Independent Registered Public Accounting Firm

The appointment of Goldman Kurland Mohidin LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved and ratified. There were 26,869,844 votes for the appointment, 11 votes against the appointment and 51 abstentions.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press Release Issued June 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: June 27, 2011	By:	/s/ David Chong
David Chong
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press Release Issued June 27, 2011.